UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 15, 2008
(Date of Earliest Event Reported)

Advaxis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Technology Center of New Jersey

675 Rt. 1, Suite B113

North Brunswick, N.J. 08902

(Address of principal executive offices)

(732) 545-1590 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 15, 2008 Advaxis, Inc. (the “Company”) reached an agreement with Mr. Thomas Moore, the Company’s Chairman and CEO, to amend the repayment terms of a note (the “Note”) issued pursuant to that certain Note Purchase Agreement (the “Agreement”), dated September 22, 2008, between the Company and Mr. Moore.  The parties agreed to extend the maturity date of the Note to the earlier of (i) the close of the Company’s next equity financing resulting in gross proceeds to the Company of at least $5,000,000, or (ii) June 15, 2009.  In consideration for the extension of the maturity date of the Note, the Company repaid $50,000 towards the outstanding balance on the Note. As of December 18, 2008, the aggregate balance on the Note was $425,000.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 8.01      Other Events

On December 18, 2008, the Company issued a press announcing the receipt of $922,000 from the New Jersey Economic Development Authority in exchange for the Company’s net operating tax losses.  A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

99.1	Press release of Advaxis, Inc., dated December 18, 2008.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2008

Advaxis, Inc.
By:	/s/ Thomas A. Moore
Name:	Thomas A. Moore
Title:	Chief Executive Officer